Exhibit 99.01

DexCom Reports Record Preliminary, Unaudited Revenue for the Fourth Quarter and Fiscal Year 2016 and Provides Initial 2017 Outlook

SAN DIEGO, CA - (BUSINESS WIRE-January 10, 2017) - DexCom, Inc. (Nasdaq: DXCM) today reported that it achieved preliminary, unaudited revenue of approximately $168 million for the fourth quarter ended December 31, 2016, an estimated increase of 28% over the fourth quarter of 2015. For fiscal 2016, total preliminary, unaudited revenue is expected to be $570 million, an estimated increase of 42% over 2015.

“2016 was a record year for DexCom. We estimate that 80,000 to 90,000 new patients adopted DexCom Continuous Glucose Monitoring (“CGM”) worldwide and we ended the year with approximately 200,000 patients globally, up from approximately 140,000 at the end of 2015,” said Kevin Sayer, DexCom’s President and CEO.

“In addition, CGM received a positive reimbursement decision in Germany, which we believe will significantly expand our international opportunity in the coming years.” Sayer continued, “In December, we obtained our non-adjunctive label from the FDA, the first critical step toward our objectives of eliminating finger-stick testing and expanding access to CGM for Medicare patients. DexCom now offers the only CGM system approved to make insulin dosing decisions. With our continued growth and these milestones, we believe we are well-positioned for continued success in 2017 and beyond.”

2017 Outlook

For 2017, DexCom currently anticipates total revenue in the range of $710 to $740 million, reflecting estimated growth of 25% to 30% over 2016. At the end of 2017, the company is targeting a patient base of 270,000 worldwide and continues to estimate that patients outside of the United States will be approximately 20% to 25% of its global patient base.

Gross margin is expected to range from 67% to 70% for 2017, and operating expenses are anticipated to increase by approximately 20% to 25% over 2016.

Fourth Quarter 2016 Financial Results Conference Call

DexCom will report its audited full fourth quarter and fiscal 2016 financial results on Tuesday, February 28, 2017 after the close of market. Management is currently scheduled to host a conference call at 4:30 p.m. (Eastern Time) that day. More details will be provided later.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to DexCom’s expected unaudited revenue for the fourth quarter and fiscal year 2016, global patient base as of December 31, 2016 and estimated revenue, gross margin, operating expenses and global patient base for fiscal 2017. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s annual report on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on February 23, 2016, its most recent quarterly report on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on November 1, 2016, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:

Steven R. Pacelli

Executive Vice President, Strategy and Corporate Development

(858) 200-0200

www.dexcom.com